Calculation of Filing Fee Tables
F-1
Star Integratia Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	ordinary shares, par value $0.0001 per share ("Ordinary Shares")	457(o)			$ 38,333,336.00	0.0001381	$ 5,293.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 38,333,336.00		$ 5,293.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,293.83
Offering Note
[1]	Includes 4,166,667 Ordinary Shares to be offered by the Company in this offering and up to 625,000 additional Ordinary Shares issuable upon exercise of the underwriters' over-allotment option. The maximum aggregate offering price has been estimated pursuant to Rule 457(o) under the Securities Act based on an assumed initial public offering price of $8.00 per Ordinary Share, the high end of the estimated public offering price range set forth on the cover page of this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of additional Ordinary Shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date